Joint Filer Information

Title of Security:           Common Stock

Issuer & Ticker Symbol:      Industrial Enterprises of America, Inc. (IEAM)

Designated Filer:            Pike Capital Partners, LP

Other Joint Filers:          Pike Capital Partners (QP), LP
                             Pike Capital Management, LP
                             Dan W. Pike

Addresses:                   The address of Pike Capital Partners (QP), LP,
                             Pike Capital Management LLC and Dan W. Pike
                             275 Madison Avenue, Suite 418, New York, NY 10016.


Signatures:


Dated:  March 1, 2007

                                  PIKE CAPITAL PARTNERS (QP), LP
                                  By: Pike Capital Management LLC,
                                      As General Partner


                                      By: /s/ Daniel W. Pike
                                          -----------------------------------
                                              Daniel W. Pike, Managing Member


                                  PIKE CAPITAL MANAGEMENT LLC


                                  By: /s/ Daniel W. Pike
                                      -----------------------------------
                                          Daniel W. Pike, Managing Member



                                  /s/ Daniel W. Pike
                                  -----------------------------
                                      Daniel W. Pike